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                                                                EXHIBIT (99)-1


                          WEC & WN Joint News Release


From:  Chuck Ziegler, Wisconsin Energy Corp.  (221-4444)
       Rick James, Wisconsin Natural Gas Co.  (635-2349)
       Jan. 3, 1994


       RACINE, Wis. -- Effective at 12:01 a.m. on Jan. 1, 1994, Wisconsin Southern Gas Company, Inc. was acquired by Wisconsin Energy Corp. through a merger of Wisconsin Southern into Wisconsin Natural Gas Co., a wholly-owned subsidiary of Wisconsin Energy. In the transaction, structured as a tax-free reorganization, all outstanding shares of Wisconsin Southern common stock were converted into 1,638,540 shares of Wisconsin Energy common stock, except for fractional interests which are payable in cash, based on an exchange ratio of
1.6330 shares of Wisconsin Energy common stock for each outstanding share of Wisconsin Southern common stock. As of Dec. 31, 1993, Wisconsin Southern had 1,003,392 shares outstanding.

Wisconsin Natural Gas Co. is the state's second largest gas distribution company. Wisconsin Natural, headquartered in Racine, serves approximately 331,000 customers following the merger.


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